Exhibit 10.76

                              NATIONSBANK BUILDING
                             OFFICE LEASE AGREEMENT


This is a lease (the "Lease") entered as of the date immediately preceding the signatures below by and between:

LESSOR
------

TCTB Partners, Ltd. and Kyle L. Stallings (successors in interest to Packard Energy Group, Inc.) 110 W. Louisiana, Suite 230 Midland, Texas 79701

and

LESSEE

Pioneer Natural Resources USA, Inc.
1400 Williams Square West
5205 N. O'Connor Blvd.
Irving, Texas
75039-3746

1. Leased Premises: For the consideration and subject to the terms, provisions, and conditions set out below, Lessor lets and leases to Lessee and Lessee leases from Lessor approximately 64,019 square feet of rentable area(s) (hereinafter referred to as the "Leased Premises") on the following floor(s) of the NationsBank Building (hereinafter referred to as the "Building"), located at 303
W. Wall Street in the city of Midland, Midland County, Texas, said rentable area(s) being more particularly shown on the floor plans attached hereto as Exhibit "A", as a portion of the 1st and 2nd floor(s). The Leased Premises shall be used and occupied by Lessee solely as office space and for no other purpose.

2. Term: This Lease shall be for a term of 72 months beginning on the 1st day of April, 2000, (hereinafter referred to as the "Commencement Date"), and shall expire on the 31st day of March, 2006.

3. Rent:

     a. Annual Period: Lessee covenants and agrees to pay Lessor, at its office in Midland, Texas, as rent (sometimes referred to as "Base Rent"), the following:

     Annual:  $320,095 payable at the monthly rate of $26,674.58.
              --------                                ----------

Such Base Rent shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.


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     b.   Second and Succeeding Annual Periods: To provide an equitable adjustment of rental to allow for increases and decreases in operating expenses incurred through the operation of the Building, on and after the second year after the Commencement Date the rental shall be adjusted, up or down, in accordance with the following procedures:

          The Lessor shall prepare annually prior to the end of each calendar year an estimate of total operating expenses for the upcoming calendar year.

          Commencing April 1, 2001 Lessee shall pay monthly adjusted rental consisting of one twelfth (1/12) of the difference between the "Base Year" actual operating expense costs and the upcoming year's estimated operating expense costs allocated to the Leased Premises. For purposes of this Lease Agreement the "Base Year" shall be the calendar year 2000. This adjusted rent allocation shall be based on the proportion of the Leased Premises' net rentable area to the Building's total net rentable area. Lessee's proportionate share for purposes defined herein shall be 19.45% of the total estimated operating expense increase.

          After the first annual period after the Base Year, Lessor may from time to time throughout the calendar year adjust the amount Lessee pays to Lessor monthly for increases or decreases in operating expenses, should Lessor reasonably determine that the actual costs for operating expenses are significantly above or below the estimated costs for operating expenses.

          In no event shall Lessor include costs for capital replacement items, capital expenditures, leasing commissions, or any expenditure that would be capitalized in accordance with generally accepted accounting principles in the actual or estimated operating expense calculations.

          Within ninety (90) days after the conclusion of each calendar year of the Lease Term, or as soon thereafter as possible, Lessor shall provide Lessee a detailed statement of actual operating expenses for the previous calendar year. The actual operating expenses shall be compared to the estimated operating expenses, and Lessee's account shall be adjusted annually by increase or decrease based on Lessee's proportionate share, to reflect actual cost incurred. The Lessee shall then be credited or billed accordingly to reflect this adjustment. The operating expense adjustment shall in no event cause the initial base rent to decrease.

          For purposes of calculating Lessee's initial adjustment amount, Lessor shall estimate the year 2001 calendar year's operating expenses prior to March 31, 2001 and compare the estimated amount to the actual operating expenses incurred in calendar year 2000. Lessee shall commence paying the prorated calendar year difference between the amounts in monthly increments beginning as of the first day of the first month after the first anniversary of the Commencement Date.

          During the last year of the term of this Lease Agreement, Lessee's share of increases in operating expenses shall be calculated on a proportionate basis so Lessee is charged only for increases in operating expenses applicable to those months which this Lease Agreement is in effect.

          All sums or amounts which Lessee shall be or become obligated to pay under this Lease shall be deemed Rent, but not Base Rent, whether referred to as "Rental or Rent or Additional Rent" or otherwise, and, subject to this Lease, Lessor shall have all of the remedies provided by Law for the collection thereof. Additionally, Lessee's obligation to pay its share of actual costs found to be excess of estimated costs shall survive any termination of this Lease, whether by lapse of time or otherwise.
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          c.   Past Due Rent: Any installments of rent not received by Lessor by the fifth day of each month, shall be assessed a late charge equal to 10% of the total rental amount due. Rental payments not received by the last day of any given month shall be assessed an additional 10% late charge on the total delinquent balance. It is agreed that the late payment charge shall constitute liquidated damages to reimburse Lessor for the damages to Lessor in connection with the handling and processing of late rent installments.

          d. Holding Over: Should Lessee hold the Leased Premises after termination of this Lease by lapse of time or otherwise, such holding over shall be construed as a tenancy from month to month only and Lessee shall pay in advance as liquidated damages for each month of such holding, one hundred twenty-five percent (125%) of the amount stipulated herein as monthly rent installment for the last month of the Lease term. No receipt of money by Lessor from Lessee after termination of this Lease, shall affect any prior notice given by Lessor to Lessee and no extension shall be valid unless in writing, signed by Lessor and Lessee. The foregoing shall not be construed as Lessor's consent for any such holding over and Lessor reserves the right to proceed against Lessee for any damages caused thereby.

4. Parking: Lessor agrees to provide 130 covered reserved spaces in the East Garage and 3 covered reserved spaces in the West Garage. Such reserved parking spaces shall be as noted on Exhibit "C". Lessor shall be able to relocate parking spaces from time to time in accordance with the parameters set forth on Exhibit "C".

5. Possession: If Lessor is unable to give possession of the Leased Premises on the Commencement Date by reason of the holding over of any tenant or occupant of the Leased Premises or the Building of which the Leased Premises are a part, the Commencement Date of this Lease shall be adjusted to the date when the Leased Premises are ready for possession by Lessee regardless of whether Lessee actually takes possession of the Leased Premises on such date. Provided that any other provision hereof to the contrary notwithstanding, if Lessee is unable to take possession due to delays in completing work or remodeling required by Lessee, the rent and Commencement Date specified in this Lease shall be effective as herein specified.

6. Repair and Maintenance: Lessee shall take good care of the Leased Premises and Lessor shall have repaired, at Lessee's expense, any damage done to the Leased Premises or Building by Lessee, its agents or employees. Lessor shall, at its expense, maintain only the roof, foundation, the structural soundness of the exterior walls, heating and air conditioning systems, common areas, plumbing, elevators, electrical system including the changing of building interior and exterior light bulbs, and shall keep the paving and landscaping outside the Building in good repair and condition. Lessee shall make all repairs to the Leased Premises except as otherwise specified herein. Lessee shall at termination of this Lease, by lapse of time or otherwise, deliver the Leased Premises to Lessor in as good a condition as at commencement of Lessee's occupancy, ordinary wear and tear excepted.

7. Assignment and Subletting: Lessee shall have the right to assign its rights under this Lease or sublet the Leased Premises or any part thereof, with the prior written approval of Lessor, which consent shall not be unreasonably withheld or delayed. No assignment or subletting by Lessee shall relieve Lessee or any guarantor of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void. Not withstanding the foregoing, Lessee agrees not to sublease, assign, or attempt to sublease or assign any of the Leased Premises to any person, entity, or any affiliate of any person or entity which is, as of the Commencement Date, a tenant of the NationsBank Building" by whatever name it is then called.

8. Entry: Lessor shall have the right to enter the Leased Premises at all reasonable times for the purpose of examining and caring for the same or making repairs or additions. Lessor shall attempt to limit entries to make necessary repairs or additions. Lessor shall attempt to limit entries to make necessary repairs and alterations to such times so as not to interrupt Lessee's normal business routine, whenever practicable. During the last sixty (60) days of the term, Lessor may exhibit the premises to prospective new tenants.

9. Alterations and Improvements: Lessee will make no alteration in or additions to the Leased Premises without Lessor's prior written consent which shall not be unreasonably withheld or delayed. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the computers and movable office furniture and equipment of Lessee or any of its affiliates) made in or upon the Leased Premises, either by Lessee or Lessor, shall be Lessor's property, and shall remain upon the Leased Premises at the termination of this agreement without compensation to Lessee. All of Lessee's personal property not promptly removed from the Leased Premises at the termination of this Lease shall be conclusively presumed to have been abandoned by Lessee and forthwith become Lessor's property.

10. Compliance with Laws: Lessor shall comply with all laws, ordinances, rules and regulations of all governmental authorities pertaining to the ownership and operation of the Building. Lessee agrees to comply in all respects with the Americans Disabilities Act of 1990 ("ADA") and all other laws applicable to its occupation of the Leased Premises. Lessee shall indemnify and defend Lessor and shall hold Lessor harmless from any damages, loss or liability, resulting from the failure of Lessee after the Commencement Date to comply with the requirements of the ADA for the Leased Premises during the term of this Lease.

11. Default by Lessee:

     a.   Each of the following shall constitute an "event of default" by
          Lessee:

          1. The failure of Lessee to pay when due the rent or any other money payments due hereunder, or any part thereof, and such failure shall continue for a period of ten (10) days following the receipt by Lessee from Lessor of notice of default specifying that the rent was not paid when due; or

          2. The failure of Lessee to fulfill or perform in whole or in part, any material agreement or provision of this Lease, other than the payment of rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of ten
               (10) days after written notice thereof has been given by Lessor to Lessee.

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     b.   Upon the occurrence of any event of default, Lessor shall have the option to do any one or more of the following alternatives upon notice to Lessee:

          1. Terminate this Lease. If Lessee shall fail to immediately surrender the Leased Premises after termination, Lessor may enter upon and take possession of the Leased Premises and expel Lessee and its effects without being liable to prosecution or any claim for damages to Lessee arising therefrom.

          2. Declare the Cancellation Amount (as defined below) payable immediately, as if Lessee had terminated the Lease effective on the date of the declaration by Landlord hereunder. Lessee agrees to pay the same to Lessor at once. The acceptance by Lessor of such Cancellation Amount shall constitute a full waiver of any further damages for such default and shall eliminate alternatives
               b.3 and b.4 below.

          3. Enter upon and take possession of the Leased Premises as the agent of Lessee without terminating this Lease and without being liable to Lessee for prosecution or any claim for damages to Lessee arising therefrom. Lessor may relet the Leased Premises as the agent of the Lessee for a term or terms which may be less than the term hereof and may grant rent concessions and receive the rent. Lessee shall pay to Lessor on demand any deficiency that may arise by reason of such reletting (but such amount shall not exceed in the aggregate the applicable Cancellation Amount as if Lessee had terminated this Lease on the tenth day after Lessor's uncured notice of default.) Lessor shall have no duty to relet the Leased Premises and the failure of Lessor to relet the Leased Premises shall not affect Lessee's liability for rent or for damages.

          4. Lessor may do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Leased Premises, by force if necessary, in order to accomplish this purpose, without being liable to prosecution or any claim for damages to Lessee arising therefrom. Lessee agrees to reimburse Lessor immediately upon demand for any reasonable, actual out-of-pocket expenses which Lessor may incur in thus effecting compliance with this lease on behalf of Lessee.

12. Lien: Lessor shall have a landlord's statutory lien.

13. Fire and Casualty:

     a. Should the Leased Premises be damaged by fire or other casualty resulting from the fault or negligence of Lessee, Lessee's agents, employees, or invitees, such damage shall be repaired with reasonable and all due diligence, under the direction and supervision of Lessor and rent shall continue without abatement. The cost of such repairs, to the extent covered by Lessor's casualty insurance, shall be borne by Lessor and the excess, if any, by Lessee. In no event, however, shall Lessor be required to repair any improvements, alterations, or fixtures placed on the Leased Premises by Lessee or any items installed at the beginning of the term hereof by or at the request of Lessee other than building standard items.

     b. Should the Leased Premises be damaged by fire or other casualty not caused by negligence or fault of Lessee, its agents, employees, licensees, or invitees, the following shall result:

          1. Should the Leased Premises be rendered wholly unfit for occupancy and not be susceptible of repair within ninety (90) days after such damage, Lessee shall have the option to terminate this Lease as of the date of such damage and Lessee shall pay rent apportioned to the time of such damage and Immediately surrender the Leased Premises to Lessor.

          2. Should such damage, however, be susceptible of repair within a ninety (90) day period after occurrence, Lessor shall enter and make repairs without affecting this Lease, but the rent hereunder shall be reduced or abated as shall be equitable while such repairs are being made, unless such damage has been so slight as not to render a substantial part of the Leased Premises unfit for occupancy, in which case rent shall not be reduced. In no event, however, shall Lessor be required to repair any improvements, alterations, or fixtures placed on the Leased Premises by Lessee or any items installed at the beginning of the term hereof by or at the request of Lessee other than building standard items.

          3. In all cases due allowance shall be made for reasonable delay in effecting repairs where caused by delay, in adjustment of insurance loss, strikes, labor difficulties, or any cause beyond Lessor's control.

14. Casualty Insurance: Lessor shall, at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies in an amount not less than Two Million Dollars $2,000,000.00 and provide a Certificate of Insurance of same upon request of Lessee. Lessor shall promptly advise Lessee in writing of any cancellation or decrease in said insurance. Lessor shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Leased Premises, or any other or additional improvement which Lessee may construct thereon or which may be constructed thereon by Lessor at Lessee's expense. Lessee agrees that all personal property upon the Leased Premises shall be at the risk of Lessee only and the Lessor shall not be liable for any damage thereto or theft thereof.

15. Liability Insurance: Lessee shall likewise, at its expense, maintain a policy or policies of comprehensive general liability insurance, issued by an insurance company or companies reasonably satisfactory to Lessor, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) in respect to any one occurrence, combined single limits. Lessee agrees upon the commencement date of this Lease, to supply Lessor with a Certificate of Insurance evidencing such insurance coverage.

16. Mechanic's and Materialmen's Liens: Lessee will not permit any mechanic's or materialmen's lien or liens to be placed upon the Leased Premises or the Building or improvements thereon during the Lease term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Lessee pertaining to the Leased Premises. In the case of the filing of any such lien, Lessee will pay and discharge the same within ten (10) days after the filing thereof. If Lessee shall fail to pay and discharge such mechanic's or materialmen's lien within such period, then, in addition to any other right or remedy of Lessor, Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof (without inquiry as to the validity thereof), and any amounts so paid or incurred by Lessor, including expenses, interest and attorney's fees, shall be paid by Lessee to Lessor on demand.

17. Condemnation of Premises: Should the Leased Premises or the Building be taken or condemned in whole or in part for public purposes, then the term of this Lease, if the Leased Premises are directly affected by such taking, shall, forthwith terminate and Lessor shall receive the entire award from such taking. Lessee hereby waives any right to any portion of such award. The foregoing shall not prohibit Lessee from making any separate claim against the condemning authority for the loss of the fixtures of Lessee or the moving expense or other losses or damages of Lessee.

18. Rules and Regulations: Lessee shall comply with the rules and regulations attached to this Lease and any Exhibit made a part hereof, as well as all reasonable changes therein and additions thereto that may from time to time be made by Lessor for the operation and protection of the Building and the protection and welfare of its tenants and invitee. Such reasonable changes and additions shall become effective and a part of this Lease upon delivery of a copy thereof to Lessee.

19. Lessor's Right to Assignment: Lessor shall have the right to transfer, assign, mortgage and convey, in whole or in part, the Building and any and all if its rights under this Lease, and nothing herein shall be construed as a restriction upon Lessor's so doing.

20. Subordination to Liens: Lessee hereby subordinates this Lease to any mortgage, mortgages or other liens which do not or may hereafter from time to time cover the Building or the land upon which the Building and its appurtenances are situated. Any such mortgage or mortgages or similar instruments, whenever recorded, shall be superior and prior to this Lease, and Lessee agrees to execute any further instruments consistent with this Lease evidencing such subordination of the Lease; provided however that any such mortgagee shall agree not to disturb the possession of Lessee and shall recognize Lessee's rights for so long as the Lease is in effect.

21. Indemnity: With regard to the Leased Premises, Lessor shall not be liable to Lessee or Lessee's agents, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect during the term of this Lease of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such injury or damage, including without limitation, reasonable legal fees and court costs. With regard to the Leased Premises, Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect during the term of this Lease of Lessor, and Lessor agrees to hold Lessee harmless from all claims for such damage, including without limitation reasonable attorney's fees and court costs.

22. Notices: All notices and communications between the parties hereto shall be in writing and may be directed and personally delivered to or mailed by certified mail with return receipt requested to the respective parties hereto at the addresses shown herein. Either party may change such address upon giving the other party written notice of such change.

23. Services by Lessor: Lessor shall furnish or make available to Lessee, while Lessee is actually occupying the Leased Premises and so long as Lessee is not in default under this Lease, the following:

     a. Janitorial and cleaning service for the Leased Premises on a five (5) day week basis, including such exterior window washing and wall cleaning as may in the judgment of Lessor be reasonably required, but not less than two times per year.

     b. Elevator service and maintenance and electricity for lighting, electric typewriters, adding machines, standard office reproduction machines, personal computers and similar light office equipment. Any unusual need of electricity, including air conditioning costs therefor, such as for data processing equipment or blueprint equipment will be supplied by Lessor and paid for by Lessee as metered by Lessor, the cost of such metering to be at the expense of Lessee.

     c. Cold water for drinking, lavatory and toilet purposes, drawn through fixtures installed by Lessor with Lessor's consent, and hot water for lavatory purposes from regular building supply.

     d. Lamp and ballast replacement for light fixtures included in building standard improvements interior and exterior.

     e. Heating, ventilating and air conditioning service between 8:00 a.m. and 6:00 p.m., Monday through Friday at such temperatures and in such amounts as are considered to be reasonably required for comfortable use and occupancy under normal business conditions. Lessor shall furnish, at an additional charge to Lessee, heating, ventilating and air conditioning on Saturdays, Sundays and holidays only upon request of Lessee, who shall notify Lessor at least twenty-four hours prior to requiring such service.

Lessor does not warrant that any service will be free from interruption caused by repairs, renewals, improvements, change of service, alterations, strikes, lockouts, labor controversies, accidents or other causes beyond Lessor's reasonable control, and Lessor shall not be liable for any stoppage of service provided Lessor uses reasonable diligence to resume the service.

24. Quiet Enjoyment: Lessee, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Lessor.

25. Waiver of Subrogation: Lessor and Lessee each hereby waive any and all rights of recovery, claim, action or cause of action against each other, their agents, officers, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property (whether that of Lessor or Lessee) in or on the Leased Premises or Building, by reason of fire, the elements, or any other cause, under the terms of fire and extended coverage insurance policies of either party hereto, regardless of cause or origin, including negligence of the parties hereto, their agents, officers, and employees. Lessor and Lessee hereby agree immediately to give to each insurance company which has issued to them the aforesaid policies written notice of the terms of this waiver, and to have the insurance policies properly endorsed and furnish Lessor and Lessee, respectively, with insurance certificates evidencing such endorsements.

26. Force Majeure: Whenever a period of time is herein prescribed for action to be taken by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, war, and changes in governmental laws, regulation or restrictions.

27. Name of Building: Lessor reserves the right to change the name of the Building at any time and from time to time.

28. Signs: No signs, advertisements or notices shall be painted or affixed on or to any window or doors or other parts of the Building except of such color, size and style and in such places as shall be first approved in writing by Lessor which approval shall not be unreasonably withheld or delayed. The current signage, exterior and interior, of Lessee is acceptable and approved, and Lessee may repair, replace or alter such signage from time to time at its sole discretion. No nails, hooks or screws shall be driven or inserted in any part of the Building other than the Leased Premises except by the building maintenance personnel, nor shall any part be defaced by tenants.

29. Common Areas: The use and occupation by Lessee of the Leased Premises shall include the use in common with others entitled thereto of the common areas, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Lessor, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor. All common areas and facilities described above shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this paragraph. Lessor shall have the right to construct, maintain, and operate lighting facilities on all said areas and improvements; to police same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; and to restrict parking by Lessee, its officers, agents and employees to parking areas designated by Lessor.

30. Estoppel Certificates: Lessee agrees that it will from time to time upon request by Lessor execute and deliver to Lessor a statement in recordable form certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as so modified), (ii) the dates to which rent and other charges payable under this Lease have been paid, (iii) the rentable area of the Leased Premises, (iv) the status of any work or improvements on the Leased Premises, (v) the circumstances of any security deposits hereunder, (vi) to the absence of any claim, lien, charge, cause of action or right of offset under this Lease or otherwise, (vii) to any known assignment, pledge or other transfer of this lease, (viii) to Tenant's compliance with paragraph 31 below, and (ix) that Lessor is in compliance and not in default hereunder (or if Lessor is in noncompliance or default, specifying the nature of such noncompliance or default). Lessee further agrees that it will from time to time upon request by Lessor execute and deliver to Lessor an instrument in recordable form acknowledging its receipt of any notice of assignment of this Lease by Lessor.

31. Hazardous Materials: Lessee shall not, after the Commencement Date, without Lessor's prior written consent, use, generate, release, spill, store, deposit, transport or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants, contaminants or substances, defined as hazardous or toxic under any applicable federal, state, and local laws and regulations ("Hazardous Substances") in or on the Leased Premises. In the event, and only in the event, Lessor approves such Release of Hazardous Substances on the Leased Premises, Lessee agrees that such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations. The provisions of this Section shall survive the expiration or termination of this Lease for any reason.

32. Lessee's Option to Cancel: In further consideration of this Lease, Lessee shall have the unilateral and unrestricted right and option to cancel and terminate this Lease, subject to the following terms, provisions and conditions, to wit:

On and after October 1, 2000, Lessee shall have the right to cancel and terminate this Lease provided that Lessee satisfies all of the following conditions:

(i)      Lessee must not be in default of payment of rent under this Lease;

(ii) Lessee must give Lessor written notice of Lessee's intent to cancel (the "Cancellation Notice") by certified mail, return receipt requested, not less than six months notice before the effective date of cancellation (the "Cancellation Date") stated in the Cancellation Notice; and

(iii) Lessee shall tender payment in the form of a check representing immediately available funds to Lessor, on or before the Cancellation Date, in the amount calculated ("Cancellation Amount") as the present value of the Base Rent yet to be paid by Lessee for the Leased Premises based on the period of time between the Cancellation Date and the date of the expiration of the Lease term discounted at 12% in accordance with the amortization schedule attached hereto as Exhibit "D".

In the event Lessee satisfies all of the foregoing conditions and so elects to cancel and terminate this Lease, this Lease shall be canceled effective the Cancellation Date and Lessee shall have no further liability or obligation under the Lease, except for the responsibility of Lessee under the last sentence of
Section 6 hereunder, provided, however, any such cancellation shall in no way whatsoever release or relieve Lessee from any obligations of Lessee to Lessor under this Lease prior to the Cancellation Date to pay Base Rent for the period up to the Cancellation Date. If Lessee fails to make timely payment of the amounts required in (iii) above, Lessee shall be deemed not to have elected to cancel this Lease, and this Lease shall continue and Lessee shall remain fully liable for payment of all Base Rental and other sums hereunder and performance of all obligations of Lessee otherwise provided for herein.

33. Miscellaneous:

     a. Lessee and Lessor agree that, unless and except as hereinafter specified, there are no verbal representations, understandings, stipulations, agreement or promises pertaining hereto not incorporated herein. In addition, no provision of this Lease shall be altered, waived, amended or extended, except in writing signed by the proper authorities of both Lessee and Lessor.

     b. Lessee's taking possession of the Premises shall constitute its acknowledgment that it has inspected the Premises, is satisfied therewith and that the Premises are in good condition and acceptable to Lessee.

     c. The provision of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee, respectively, and to their respective successors, assigns, heirs, and personal representatives.

     d. This Lease shall be construed under and in accordance with the laws of the State of Texas and all obligations of the parties created hereunder are performed in Midland County, Texas.

     e. All exhibits attached hereto are incorporated herein and made a part hereof.

     f. In construing the terms of this Lease, the pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     g. The headings of the paragraphs and subparagraphs of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor limit, define or describe the scope or intent of this Lease.

     h. This Lease shall be executed in multiple counterparts, each of which shall be deemed originals, but all of which, taken together, shall constitute but one and the same lease.

34. Irrevocable License to Use of Rooftop for Antennas/Microwave and Communication Towers, Dishes and Systems: Notwithstanding any other provision or term of this Lease, and for further consideration for the execution of this Lease, Lessor hereby grants at no cost to Lessee and Lessee hereby retains at all times during the term of this Lease and for a period of five years beyond the termination, cancellation or expiration of the Lease the right to use, maintain, replace, alter, access, and repair the existing antennas, dishes, towers, and satellite systems owned by Lessee on the rooftop of the Building or associated garages, including free use of the power from the Building. Lessor's grant under this Section 34 is an irrevocable license or easement for the benefit of Lessee and shall survive for a period of five years beyond the termination, cancellation or expiration of this Lease but shall expire earlier upon (1) the permanent abandonment or destruction of the Building or (2) upon notice by Lessee specifically terminating its rights under this Section 34 at which time or upon the expiration of the aforementioned five year term, at Lessor's request, Lessor may reasonably require the removal by Lessee of the said antennas, dishes, towers, and satellite systems of Lessee. This Section 34 'is binding on Lessor's and Lessee's successors and assigns. For such license, Lessee shall pay to Lessor the sum of $5,000.00 per year, without proration for each year or portion of a year in which Lessee exercises such license following any termination, cancellation or expression of the Lease. All of such use by Lessee shall be in cooperation with and in competition with other use of the rooftop of the building by other tenants of Lessor and by Lessor. All such use of the license shall be at the sole risk, cost and expense of Lessee, and Lessee shall indemnify, defend and hold Lessor harmless on account of all claims arising from, directly or indirectly, any exercise of such license, Lessee's contractors, servants, or employees.

35. Purchase and Sale Agreement and Joint Escrow Instructions: The execution and/or delivery of this Lease is done pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions dated January 31, 2000 but signed February 4, 2000 (the "Agreement") by and between PNRC Properties, L.P. (as Seller) and Packard Energy Group, Inc. (as Buyer, predecessor in interest to Lessor) and the Lease will be effective only upon the recording of the Special Warranty Deed. The execution and/or delivery of this Lease shall not cause, under the doctrine of merger, confusion or otherwise the extinguishment of any surviving terms, representations, warranties, disclaimers and/or indemnities contained in the Agreement, which Agreement remains in full force in effect in accordance and subject to its terms, This Lease is subject to the Agreement.

EXECUTED this 4th day of April, 2000.

LESSEE:  Pioneer Natural Resources USA, Inc.

By:               /s/ Danny Barker
       ----------------------------------------------------------
Name:             Danny Barker
       ----------------------------------------------------------
Title:            Manager, Facilities and Administrative Services
       ----------------------------------------------------------

LESSOR:  TCTB Partners, Ltd.
                  By: TCTB Company, General Partner

By:               /s/ Jon M. Morgan
       -------------------------------------------------
Name:             Jon M. Morgan
       -------------------------------------------------
Title:            President
       -------------------------------------------------


                  /s/ Kyle L. Stallings
       -------------------------------------------------
                  Kyle L. Stallings


Exhibit "A" - Site Plan
Exhibit "B" - Building Rules and Regulations
Exhibit "C" - Parking Spaces
Exhibit "D" - Cancellation Amortization Schedule